INDEPENDENT AUDITOR'S REPORT


To  The  Board  of  Directors  of  P.D.C.  Innovative  Industries,  Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated February 25, 2000 relating to the financial statements of P.D.C. Innovative Industries, Inc.

/s/  Franklin  &  Nicholes

FRANKLIN  &  NICHOLES,  CPAS,  LLC.
Coral  Springs,  Florida
March  8,  2000